LIMITED POWER OF ATTORNEY

The undersigned hereby appoints each of
Paul
M. Johnston, Anita L. Nesser and James R. Peacock III as his

attorney-in-fact with full power to act in his name, place and stead for the limited purpose of executing on his behalf all forms required to be signed and filed by him under Section 16 of the Securities Exchange Act of
1934 and the rules and regulations promulgated thereunder.

IN
WITNESS
WHEREOF, the undersigned hereunto sets his hand this 16th day of April
2005.


Brian J. Woram